Exhibit 5.1

City Center
33 South Sixth Street
Suite 3600
Minneapolis, MN 55402
P: 612.607.7000 F: 612.607.7100

December 15, 2025

Sleep Number Corporation
1001 Third Avenue South
Minneapolis, Minnesota 55404

Re: Sleep Number Corporation – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sleep Number Corporation, a Minnesota corporation (the “Company”), in connection with the Company’s registration of 69,742 shares (collectively, the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to inducement equity awards to be granted by the Company to an employee of the Company, pursuant to a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 15, 2025.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Minnesota (including the statutory provisions, all applicable provisions of the Minnesota Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.
We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

A Pennsylvania Limited Liability Partnership

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Exhibit 5.1

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of the Shares and payment therefor in accordance with the provisions of the inducement equity awards described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to update or supplement this opinion or to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP
A Pennsylvania Limited Liability Partnership

California Colorado Delaware District of Columbia Florida Georgia Illinois Massachusetts Minnesota    Missouri
Nevada New Jersey New York North Carolina Oklahoma Pennsylvania South Carolina Texas Washington